UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 19, 2013

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880                                           (IRS Employer Identification No.) N/A

(Address of principal executive offices)

1055 West Hastings Street, Suite 2200

Vancouver, British Columbia V6E 2E9

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Registrant’s telephone number, including area code)  (877) 848-3866

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated herein by reference in its entirety.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 19, 2013, Lions Gate Entertainment Corp. (the “Company”) entered into separate Purchase Agreements (each, a “Purchase Agreement”) with a number of institutional investors.  Pursuant to the Purchase Agreements, the Company issued in a private placement an aggregate of $225 million in principal amount of 5.25% Senior Secured Second Priority Notes due 2018 (the “Notes”). The Notes were issued under an indenture (the “Indenture”), dated July 19, 2013 entered into by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.  The Notes were sold at 100% of the principal amount, resulting in gross proceeds of US$225 million.

Also on July 19, 2013, the Company entered into a Second Lien Credit and Guarantee Agreement, dated July 19, 2013 (the “Credit Agreement”), among the Company, the guarantors referred to therein, the lenders referred to therein and U.S. Bank National Association, as administrative agent.  Pursuant to the Credit Agreement, the Company borrowed term loans in an aggregate amount of $225 million (the “Term Loans”).

The Company used the proceeds from the Notes and the Term Loans, whose principal amount collectively totaled $450 million, together with cash on hand and borrowings under its revolving credit facility, to fund the discharge by Lions Gate Entertainment Inc. of its existing 10.25% senior secured second-priority notes due 2016 (the “2016 Notes”), which Lions Gate Entertainment Inc. called for redemption on July 19, 2013, as described under Item 8.01 below.

The Notes will not be registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will not have the benefit of registration rights.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes.

                Interest. The Notes will begin to accrue interest at a rate of 5.25% per annum from the date of issuance and interest will be payable semiannually on February 1 and August 1 of each year, commencing on February 1, 2014. The Notes will mature on August 1, 2018.

                Guarantees. The Notes will be guaranteed by all of the restricted subsidiaries of the Company that guarantee any material indebtedness of the Company or any other guarantor, subject, in the case of certain special purpose producers, to receipt of certain consents.

                Security Interest and Ranking. The Notes and the guarantees will be secured by  second-priority liens on substantially all of the Company’s and the guarantors’ tangible and intangible personal property, subject to certain exceptions and permitted liens. The Notes rank equally in right of payment with all of the Company’s existing and future debt that is not subordinated in right of payment to the Notes, including the Company’s existing convertible senior subordinated notes. The Notes will be structurally subordinated to all existing and future liabilities (including trade payables) and preferred stockholders of the subsidiaries that do not guarantee the Notes.

                Optional Redemption. The Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption.

                Change of Control. The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase from holders some or all of the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the excess proceeds from such dispositions to make an offer to purchase the Notes at 100% of their principal amount, plus accrued and unpaid interest, if any to the date of purchase.

                Other Covenants. The Indenture contains customary covenants that will limit the Company’s ability and the ability of the subsidiary guarantors to, among other things: (i) incur, assume or guarantee additional indebtedness, (ii) issue redeemable stock and preferred shares; (iii) pay dividends or distributions or redeem or repurchase capital stock; (iv) prepay, redeem or repurchase debt that is junior in right of payment to the Notes; (v) make loans or investments; (vi) incur liens; (vii) engage in sale/leaseback transactions; (viii) restrict dividends, loans or asset transfers from their subsidiaries; (ix) sell or otherwise dispose of assets, including capital stock of subsidiaries; (x) consolidate or merge with or into, or sell substantially all of its assets to, another person; (xi) enter into transactions with affiliates; and (xii) enter into new lines of business. All of these covenants are subject to a number of important qualifications and exceptions under the Indenture. In addition, if and for so long as the Notes have an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. and no default under the Indenture has occurred, certain of the covenants listed above will be suspended.

                Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency.

Credit Agreement

The following is a brief description of the material provisions of the Credit Agreement.

                Interest. The Term Loans bear interest by reference to a base rate or the LIBOR rate, plus an applicable margin of 3.00% in the case of base rate loans and 4.00% in the case of LIBOR loans.

                Guarantees. Substantially similar to the Notes.

                Security Interest and Ranking. Substantially similar to the Notes.

                Optional Prepayment. The Company may voluntarily prepay the Term Loans at any time, provided that prior to July 19, 2014, the Company shall pay to the lenders an amount equal to all unpaid interest payable on the principal amount prepaid through July 19, 2014.  In addition, the Company shall pay to the Lenders a prepayment premium on the principal amount prepaid of (i) 2.0%, if such prepayment occurs on or before July 19, 2015 and (ii) 1.0%, if such prepayment occurs after July 19, 2015 and on or before July 19, 2016.  No prepayment premium shall be payable if the prepayment occurs on or after July 19, 2016.

                Change of Control. The occurrence of a change of control will be a triggering event requiring the Company to offer to prepay some or all of the Term Loans at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of prepayment. In addition, certain asset dispositions will be triggering events that may require the Company to use the excess proceeds from such dispositions to make an offer to prepay the Term Loans at 100% of their principal amount, plus accrued and unpaid interest, if any to the date of prepayment.

                Other Covenants. Substantially similar to the Notes.

                Events of Default. Substantially similar to the Notes.

Item 8.01.             Other Events.

Redemption of 2016 Notes

                On July 19, 2013, Lions Gate Entertainment Inc. directed U.S. Bank National Association, as trustee for the 2016 Notes, to provide notice of redemption to the holders of the 2016 Notes, and satisfied and discharged the indenture for the 2016 notes.  Pursuant to the terms of the indenture for the 2016 Notes, funds sufficient to fund the redemption were deposited with the trustee on July 19, 2013.  The 2016 Notes will be redeemed on August 19, 2013.

Termination of Consent Solicitation.

                On July  22, 2013, Lions Gate Entertainment Inc. terminated the consent solicitation with respect to the 2016 Notes that was announced on June 14, 2013.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are included with this Form 8-K and are being furnished solely for purposes of Items 1.01, 2.03 of this Form 8-K:

Exhibit Number	Description of Exhibit

4.1

The Company agrees to furnish to the Securities and Exchange Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 22, 2013

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By:   /s/ Wayne Levin

Name: Wayne Levin

Title: General Counsel and Chief Strategic Officer